Exhibit 23.1

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No.
333-66119) and (No. 033-63865) of ATC Healthcare, Inc. and Subsidiaries of our report dated April 16, 2004, except for the last paragraph of Note 7(a) as to which the date is May 28, 2004, relating to the February 29, 2004 financial statements and financial statement schedule, which appears in this Form 10-K.



                                                     Goldstein Golub Kessler LLP
New York, New York
May 28, 2004